                                                                     EXHIBIT 3.4

                              AMENDED AND RESTATED

                                   REGULATIONS

                                       OF

                              ERICO PRODUCTS, INC.

                               TABLE OF CONTENTS

                                                                                                   PAGE
                                                                                                   ----
1.       SHAREHOLDERS' MEETINGS.................................................................     1

         Section 1.1.          Annual Meeting...................................................     1

         Section 1.2.          Special Meetings.................................................     1

         Section 1.3.          Place of Meetings................................................     1

         Section 1.4.          Notice of Meetings...............................................     1

         Section 1.5.          Waiver of Notice of Meetings.....................................     2

         Section 1.6.          Record Date; Shareholder List....................................     2

         Section 1.7.          Inspectors of Election...........................................     2

         Section 1.8.          Quorum...........................................................     2

         Section 1.9.          Voting...........................................................     2

         Section 1.10.         Action Without a Meeting.........................................     2

         Section 1.11.         Chairman of Meeting..............................................     3

2.       DIRECTORS..............................................................................     3

         Section 2.1.          Election, Number and Term of Office..............................     3

         Section 2.2.          Directors Meetings...............................................     3

         Section 2.3.          Quorum and Voting................................................     3

         Section 2.4.          Action Without a Meeting.........................................     3

         Section 2.5.          Committees.......................................................     4

         Section 2.6           Removal of Directors; Filling of Vacancies.......................     4

3.       OFFICERS...............................................................................     4

         Section 3.1.          Officers.........................................................     4

         Section 3.2.          Authority and Duties of Officers.................................     4

         Section 3.3.          Removal and Filling Vacancies of Officers........................     4

4.       INDEMNIFICATION AND INSURANCE..........................................................     4

         Section 4.1.          Indemnification..................................................     4

         Section 4.2.          Agreements.......................................................     6

5.       SHARES.................................................................................     6

         Section 5.1.          Transfer and Registration of Certificates........................     6

         Section 5.2.          Substituted Certificates.........................................     6

6.       AMENDMENTS.............................................................................     6

                              AMENDED AND RESTATED

                                   REGULATIONS

                                       OF

                              ERICO PRODUCTS, INC.

                           1. SHAREHOLDERS' MEETINGS

         SECTION 1.1. ANNUAL MEETING.

         The annual meeting of shareholders will be held at the date and time designated by a majority of the Board of Directors. At the annual meeting the Corporation will lay before the shareholders financial statements for the most recent fiscal year, and the shareholders will elect the Directors, and consider reports to be laid before meeting.

         SECTION 1.2. SPECIAL MEETINGS.

         Special meetings of shareholders may be called by (i) the Chairman of the Board, if any, or the President; (ii) the Directors by action at a meeting, or by a majority of the Directors acting without a meeting; (iii) persons who hold 25% percent of all shares outstanding and entitled to be voted at said meeting; or (iv) the Secretary of the Corporation. If a written request by any person or persons entitled to call a meeting of shareholders is delivered either in person or by registered mail to the President or Secretary, the officer receiving the notice will cause notice of the meeting to be given to the shareholders entitled to the notice of the meeting, to be held not less than seven nor more than one hundred twenty days after the receipt of such request, as the officer may fix. If the notice is not given within forty days after the delivery or mailing of the request for a meeting, the person or persons requesting the meeting may fix the time of the meeting and give, or cause a designated representative to give, notice of the meeting.

         SECTION 1.3. PLACE OF MEETINGS.

         Any meeting of shareholders may be held either within or without the State of Ohio. The Directors may also determine that a meeting will not be held at any physical place, but instead may be held solely by means of communications equipment that enables the shareholders (and proxyholders) to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with other participants.

         SECTION 1.4. NOTICE OF MEETINGS.

         Written notice stating the time, place (if any), and purposes of a meeting of the shareholders, and, if applicable, the means by which shareholders can be present and vote at the meeting using communications equipment is to be given not less than seven nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at such meeting. Notice is to be given by personal delivery, by mail, by overnight delivery service, or by any other means of communication authorized by the shareholder to whom notice is given.

         SECTION 1.5. WAIVER OF NOTICE OF MEETINGS.

         Notice of the time, place, and purpose of any meeting, whether required by law, by the Articles, or by these Regulations, may be waived in writing, either before or after the holding of such meeting, by any shareholder. The written waiver is to be filed with or entered upon the records of the meeting. If a shareholder attends a meeting and does not protest the lack of proper notice, prior to or at the commencement of the meeting, the shareholder has waived any defect in the notice of that meeting.

         SECTION 1.6. RECORD DATE; SHAREHOLDER LIST.

         The Directors may fix a record date for any lawful purpose which shall not be a date earlier than the date on which the record date is fixed, and with respect to the right (1) to receive notice of or to vote at a meeting of shareholders, (2) to receive payment of a dividend or distribution, or (3) to receive or exercise rights of purchase, subscription, exchange or conversion of shares or securities, shall be not more than ninety days preceding the date of the meeting, or the date set for payment or exercise of rights. At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their addresses and the number and classes of shares held by each, will be available to be produced at the request of any shareholder.

         SECTION 1.7. INSPECTORS OF ELECTION.

         Unless the Directors act, or the Chairman of a meeting acts, to appoint another person or persons to act as inspectors of election, the Secretary of the Corporation will be the inspector of elections.

         SECTION 1.8. QUORUM.

         To constitute a quorum at any meeting of shareholders, there shall be present in person, by proxy or by the use of communications equipment shareholders of record entitled to exercise not less than fifty-one per cent of the voting power of the Corporation in respect of any one of the purposes for which the meeting is called.

         SECTION 1.9. VOTING.

         Except as otherwise required by statute or the Articles, a majority of the votes cast at a meeting of shareholders will control. Shareholders may not cumulate votes in the election of Directors.

         SECTION 1.10. ACTION WITHOUT A MEETING.

         Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose. Any writing or writings evidencing shareholder action without a meeting is to be filed with or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder and that contains an affirmative vote or approval of that shareholder is a signed writing for purposes of this Section 1.10.

SECTION 1.11. CHAIRMAN OF MEETING.

         Any meeting of shareholders will be chaired by the Chairman of the Board or, if the Directors have not elected a Chairman of the Board, the President of the Corporation. If the officer who is responsible to chair a shareholder meeting under the preceding sentence is unavailable to do so, that officer may appoint any other officer of the Corporation to act as chairman of any shareholders' meeting. Notwithstanding the foregoing, the Directors may appoint any individual to act as chairman of any shareholders' meeting.

                                  2. DIRECTORS

         SECTION 2.1. ELECTION, NUMBER AND TERM OF OFFICE.

         Each Director will hold office until the next annual meeting of shareholders, or until his successor is elected, or until his earlier resignation, removal from office or death. At a meeting of shareholders at which Directors are to be elected, only persons nominated as candidates are eligible for election. The number of Directors cannot be less than three, unless all of the shares of the Corporation are owned of record by one or two shareholders, in which case the number of Directors may be less than three but not less than the number of shareholders. Subject to the preceding sentence, the number of Directors may be fixed or changed at a meeting of the shareholders, called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on the proposal.

         SECTION 2.2. DIRECTORS MEETINGS.

         Regular meetings of the Directors will be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice. Meetings of the Directors may be called by the Chairman of the Board, if any, by the President, by a Vice President, by the Secretary or by any two Directors. Written notice of the time and place of a meeting must be given to each Director either by personal delivery or by mail, telegram, or cablegram at least 48 hours prior to the time of the meeting. The notice need not specify the purposes of the meeting.

         SECTION 2.3. QUORUM AND VOTING.

         A majority of the whole authorized number of Directors is necessary to constitute a quorum for the transaction of business, except that a majority of Directors in office constitutes a quorum for filling a vacancy on the board. The act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Directors.

         SECTION 2.4. ACTION WITHOUT A MEETING.

         Any action that may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors, which writing or writings are to be filed with or entered upon the records of the Corporation. A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a Director and that contains an affirmative vote or approval of that Director is a signed writing for purposes of this Section 2.4.

         SECTION 2.5. COMMITTEES.

         The Directors may from time to time create a committee or committees of the Directors, to consist of one or more Directors, and may delegate to any committee or committees any of the authority of the Directors, other than the authority of filling vacancies among the Directors or in any committee of the Directors. Each committee serves at the pleasure of the Directors, can act only in intervals between meetings of the Directors, and is subject to the control and direction of the Directors.

         SECTION 2.6. REMOVAL OF DIRECTORS; FILLING OF VACANCIES

         The office of a Director becomes vacant if the Director dies or resigns. The Directors may remove any Director if (i) the Director is found to be of unsound mind by order of court or if the Director is adjudicated bankrupt, or (ii) within 60 days from the date of the Director's election the Director does not qualify by accepting the election in writing or acting at a meeting of Directors. A vacancy is also created if (i) the shareholders remove a Director and fail to elect, at the same meeting, a Director to fill the unexpired term,
(ii) the shareholders increase the authorized number of Directors but fail to elect, at the same meeting or an adjournment of that meeting, the additional Directors provided for, or (iii) the shareholders fail at any time to elect the whole number of authorized Directors. Any vacancy may be filled by a majority vote of the remaining Directors then in office, even though less than a quorum of the whole authorized number of Directors, or by a sole remaining Director.

                                  3. OFFICERS

         SECTION 3.1. OFFICERS.

         The officers of the Corporation will include a President, a Secretary, and a Treasurer. The Corporation may also have a Chairman of the Board, one or more Vice Presidents and such other officers and assistant officers as the Directors consider necessary. All of the officers are to be elected by the Directors. Any Chairman of the Board is to be a Director. None of the other officers need to be Directors. Any two or more offices may be held by the same person, but no officer is to execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more officers. All officers are to be elected annually.

         SECTION 3.2. AUTHORITY AND DUTIES OF OFFICERS.

         Each officer of the Corporation is to have the authority and perform such duties as are customarily incident to the office in which the officer serves, except as otherwise determined by the Directors.

         SECTION 3.3. REMOVAL AND FILLING VACANCIES OF OFFICERS.

         Any officer may be removed, with or without cause, by the Directors without prejudice to the contract rights of the officer. The Directors may fill any vacancy in any office occurring for any reason.

                        4. INDEMNIFICATION AND INSURANCE

         SECTION 4.1. INDEMNIFICATION.

A. The Corporation will indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

B. The Corporation will indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

         (i) Any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, or independent legal counsel in a written report determines in the specific instance that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court or counsel shall deem proper; or

         (ii) Any action or suit in which the only liability asserted against a Director is pursuant to section 1701.95 of the Ohio Revised Code.

         C. The indemnification authorized by these Regulations is not exclusive of, and is in addition to, any other rights granted to those seeking indemnification under the Articles, any agreement, a vote of shareholders or disinterested Directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and will continue as to a person who has ceased to be a Director, trustee, officer, employee, member, manager, or agent and will inure to the benefit of the heirs, executors, and administrators of such a person.

         D. As used in this Section 4.1, "Corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a Director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a Director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         SECTION 4.2. AGREEMENTS.

         The Corporation, upon approval by the Directors, may enter into agreements with any persons whom the Corporation may indemnify under these Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them, in accordance with the terms and conditions of the applicable agreements, in defending any action, suit or proceeding against them.

                                   5. SHARES

         SECTION 5.1. TRANSFER AND REGISTRATION OF CERTIFICATES.

         The Directors may make rules regarding: the manner in which and conditions upon which a certificated security, and the associated shares, may be transferred; the manner in which and conditions upon which a uncertificated security, and the associated shares, may be transferred; restrictions on the right to transfer the shares; and reservations of liens on shares.

         SECTION 5.2. SUBSTITUTED CERTIFICATES.

         Any person claiming a certificate for shares to have been lost, stolen or destroyed is to make an affidavit or affirmation of that fact, and, if required by the Directors, or by the President or a Vice President and the Secretary or the Treasurer, is to post a bond on such terms as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

                                 6. AMENDMENTS

         These Regulations may be amended by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on the proposal or by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal. If an amendment is adopted by written consent without a meeting of the shareholders, the Secretary is to mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote on the amendment or the new Regulations but did not participate in the written consent.